UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2007

THE HARTCOURT COMPANIES INC.
(Exact name of registrant as specified in its charter.)

Utah
(State of Other Jurisdiction of Incorporation)

001-12671
(Commission File Number)

87-0400541
(I.R.S. Employee Identification No.)

Room 306, Yong Teng Plaza, No. 1065, Wu Zhong Road,
Shanghai, China 201103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 21 51521577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    ENTRY INTO A MATERAIL DEFINITIVE AGREEMENT

On February 26, 2007, The Hartcourt Companies, Inc. (the “Company”) entered into a definitive agreement with Shanghai Shiheng Architecture Consulting Co., Ltd to sell its 100% equity interests in shanghai Jiumeng Information Technology Co., Ltd. (“Shanghai Jiumeng”), which holds 51% equity interest in Shanghai Huaqing Corporation Development Ltd. (“Shanghai Huaqing”). Under the terms of the sales agreement, the net proceeds from the sale will be US$1,538,462 (RMB12,000,000) payable in cash by June 15, 2007.

Item 9.01    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibits

99.1.    Press release dated February 27, 2007 announcing entering into definitive agreement.
***
Note: The information contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTCOURT COMPANIES INC.

Dated: February 27, 2007	By: /s/ Victor Zhou
Victor Zhou Chief Executive Officer

Dated: February 27, 2007	By: /s/ Yungeng Hu Yungeng Hu Chief Financial Officer & President